© 2017 Novelis NOVELIS Q1 FISCAL 2018 EARNINGS CONFERENCE CALL August 7, 2017 Steve Fisher President and Chief Executive Officer Devinder Ahuja Senior Vice President and Chief Financial Officer Exhibit 99.2

© 2017 Novelis SAFE HARBOR STATEMENT Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward- looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation including statements concerning our expectation that trucks, SUVs and EVs will continue to grow faster than the overall market. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 are specifically incorporated by reference into this presentation. 2

© 2017 Novelis FIRST QUARTER FY18 HIGHLIGHTS  Record Q1 shipments, continued auto growth and operational efficiencies driving strong performance  Total shipments up 4%  Global auto shipments up 16%; global can shipments up 2%  Adjusted EBITDA/ton up 4% to $368 3 On track to achieve record Adjusted EBITDA in FY18 TTM Adjusted EBITDA ($M) Adjusted EBITDA and Adjusted EBITDA/ton exclude metal price lag in all periods 750 800 850 900 950 1,000 1,050 1,100 1,150 Quarterly Adjusted EBITDA/ton ($) 200 225 250 275 300 325 350 375

© 2017 Novelis GLOBAL CAN SHEET MARKET 4 Source: Novelis internal research North America 2017 Demand: 1.8 MT CAGR 2017-21: +0-1% South America 2017 Demand: 0.4MT CAGR 2017-21: +3% MEAI 2017 Demand: 0.4MT CAGR 2017-21: +5% Europe 2017 Demand: 1.1 MT CAGR 2017-21: +3-4% China 2017 Demand: 0.7 MT CAGR 2017-21: +5%  Demand for 5.4 million tonne global aluminum can sheet market remains unchanged, expected to grow low single digits through 2021  Novelis Q1 EBITDA results reflect majority of new can pricing with secured longer term volume at sustained market share Committed to our Can sheet customers and market Aluminum beverage can sheet demand Asia excl. China 2017 Demand: 1.0 MT CAGR 2017-21: +3%

© 2017 Novelis GLOBAL AUTOMOTIVE SHEET MARKET 5 Novelis is the preferred choice for automotive aluminum sheet solutions  Ducker Worldwide and IHS project increased penetration of aluminum sheet, mainly through hang-on parts, leading to higher demand  Aluminum penetration is higher in Trucks, SUVs, and EVs globally  China automotive FRP market is growing at the highest CAGR supported by government policies and EV market development  Trucks, SUVs and EVs will continue to grow faster than the overall market NORTH AMERICA 2017 Demand: 0.7 MT CAGR 2017-21: +13-15% EUROPE 2017 Demand: 0.5 MT CAGR 2017-21: +10-12% ASIA 2017 Demand: 0.1 MT CAGR 2017-21: +35-40% Automotive Aluminum Sheet Demand Source: Novelis internal research, IHS Material Forecast, Ducker Worldwide

© 2017 Novelis FINANCIAL HIGHLIGHTS

© 2017 Novelis Q1 FISCAL 2018 FINANCIAL HIGHLIGHTS  Net income of $101 million up from $24 million in prior year  Excluding tax-effected special items*, net income up 212% from $33 million to $103 million  $19 million lower interest expense mainly a result of FY17 refinancing actions  Adjusted EBITDA up 8% from $268 million to $289 million  Sales up 16% to $2.7 billion  Total FRP Shipments up 4% to 785 kilotonnes  Automotive shipments up 16% YoY  Strong liquidity position at $1.2 billion 7 Q1FY18 vs Q1FY17 *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss on sale of business Adjusted EBITDA excludes metal price lag in all periods

Q1 ADJUSTED EBITDA BRIDGE

Novelis

$ Millions



- 5% increase in total FRP shipments, excluding Alcom
- Auto +16%, Can +2%
- Lower can prices
- Partially offset by favorable product mix with higher auto shipments and portfolio shift in Europe
- Operating efficiencies and favorable metal costs, partially offset by inflation
268
38
(21)
4
(8)
8
289
Q1FY17
Volume
Price/Mix
Operating Cost
SG&A and Other
FX
Q1FY18

© 2017 Novelis

Adjusted EBITDA excludes metal price lag in all periods
Bridge components adjusted to remove net impact of divested ALCOM business, reflected in SG&A & Other as ($1M).

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© 2017 Novelis FREE CASH FLOW 9 Q1 FY18 Q1 FY17 Adjusted EBITDA 289 268 Capital expenditures (39) (44) Interest paid (81) (133) Taxes paid (27) (28) Working capital & other (219) (209) Free cash flow (77) (146)  Free cash flow improved year over year driven by higher Adjusted EBITDA and refinancing driven interest savings  Q1 working capital outflow due to seasonally higher inventory, rising aluminum prices, timing of customer payments Expect record FY18 free cash flow $ Millions Adjusted EBITDA excludes metal price lag in all periods

© 2017 Novelis SUMMARY & OUTLOOK  Demonstrating continued strong operating & financial performance  Well poised for record Adjusted EBITDA and free cash flow for the full year FY18  FY18 Adjusted EBITDA $1,100-$1,150 million  FY18 free cash flow $400-$450 million  Positive outlook for automotive aluminum sheet demand  Strong financial position allows us to evaluate potential growth opportunities to meet customer needs 10

© 2017 Novelis THANK YOU QUESTIONS? THANK YOU AND QUESTIONS

© 2017 Novelis APPENDIX

INCOME STATEMENT RECONCILIATION TO ADJUSTED EBITDA

Novelis

(in $ m)	Q1	Q2	Q3	Q4	FY17	Q1 FY18
Net income (loss) attributable to our common shareholder	**24**	**(89)**	**63**	**47**	**45**	**101**
- Noncontrolling interests	-	-	1	-	1	-
- Interest, net	80	79	65	59	283	62
- Income tax provision	36	27	47	41	151	43
- Depreciation and amortization	89	90	88	93	360	90
EBITDA	**229**	**107**	**264**	**240**	**840**	**296**
- Unrealized loss (gain) on derivatives	7	(4)	(21)	13	(5)	(16)
- Realized gain on derivative instruments not included in segment income	(1)	-	(1)	(3)	(5)	(1)
- Proportional consolidation	8	8	4	8	28	8
- Loss on extinguishment of debt	-	112	-	22	134	-
- Restructuring and impairment, net	2	1	1	6	10	1
- Loss on sale of business	-	27	-	-	27	-
- Loss (gain) on sale of fixed assets	4	2	(2)	2	6	1
- Gain on assets held for sale, net	(1)	(1)	-	-	(2)	-
- Metal price lag (A)	13	14	4	-	31	1
- Others costs (income), net	7	4	6	4	21	(1)
Adjusted EBITDA	**268**	**270**	**255**	**292**	**1,085**	**289**

(A) Effective in the first quarter of fiscal 2018, management removed the impact of metal price lag from Adjusted EBITDA (Segment Income) in order to provide more transparency and visibility for our stakeholders on the underlying performance of the business. On certain sales contracts, we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. The company will continue to report metal price lag as a separate line item in Reconciliation from Net Income (loss) attributable to our common shareholder to Adjusted EBITDA. Segment information for all prior periods presented has been updated to reflect this change.

© 2017 Novelis

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© 2017 Novelis FREE CASH FLOW AND LIQUIDITY 14 (in $ m) Q1 Q2 Q3 Q4 FY17 Q1FY18 Cash (used in) provided by operating activities (107) 80 178 424 575 (45) Cash used in investing activities (39) (48) (35) (90) (212) (31) Less: outflows (proceeds) from sales of assets - 12 (12) (2) (2) (1) Free cash flow (146) 44 131 332 361 (77) Capital expenditures 44 46 48 86 224 39 (in $ m) Q1 Q2 Q3 Q4 FY17 Q1FY18 Cash and cash equivalents 457 473 505 594 594 565 Availability under committed credit facilities 633 573 534 701 701 671 Liquidity 1,090 1,046 1,039 1,295 1,295 1,236